Exhibit 31.3

Certification

I, Bruce R. Lakefield, certify that:

     1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of US Airways, Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Bruce R. Lakefield
Name:  Bruce R. Lakefield
Title:    Chief Executive Officer
Date:    April 26, 2005